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                                                                   EXHIBIT 11.1



                      THE DII GROUP, INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                    FOR THE THREE MONTHS ENDING      FOR THE SIX MONTHS ENDING
                                                                   -----------------------------   -----------------------------
                                                                   JUNE 29, 1997   JUNE 30, 1996   JUNE 29, 1997   JUNE 30, 1996
                                                                   -------------   -------------   -------------   -------------
PRIMARY EARNINGS PER SHARE:
   Earnings Available for Primary Earnings Per Share:
      Net income                                                     $    7,540           6,606          12,617          11,673
                                                                     ==========      ==========      ==========      ==========

   Shares Used in Computation:
      Weighted average common shares outstanding                         12,241          11,819          12,135          11,793
      Common share equivalents outstanding:
         Stock options                                                      559             514             537             469
         Deferred stock compensation                                         85            --                85            --
                                                                     ----------      ----------      ----------      ----------
                                                                         12,885          12,333          12,757          12,262
                                                                     ==========      ==========      ==========      ==========

   Primary Earnings Per Share                                        $     0.59            0.54            0.99            0.95
                                                                     ==========      ==========      ==========      ==========



FULLY DILUTED EARNINGS PER SHARE:
   Earnings Available for Fully Diluted Earnings Per Share:
      Net income                                                     $    7,540           6,606          12,617          11,673
      Interest expense (net of tax) on 6% convertible
         subordinated notes                                                 776             776           1,552           1,552
      Amortization (net of tax) of debt issuance cost on
         convertible subordinated notes                                      65              85              65             147
                                                                     ----------      ----------      ----------      ----------
   Earnings available for fully diluted earnings per share           $    8,381           7,467          14,234          13,372
                                                                     ==========      ==========      ==========      ==========

   Shares Used in Computation:
      Weighted average common shares outstanding                         12,241          11,819          12,135          11,793
      Additional potentially dilutive securities (equivalent in
         common stock):
            Stock options                                                   712             672             752             629
            Deferred stock compensation                                      85              45             116              45
            Convertible subordinated notes                                2,300           2,300           2,300           2,300
                                                                     ----------      ----------      ----------      ----------
                                                                         15,338          14,836          15,303          14,767
                                                                     ==========      ==========      ==========      ==========

   Fully Diluted Earnings Per Share                                  $     0.55            0.50            0.93            0.91
                                                                     ==========      ==========      ==========      ==========
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